Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q3 2015 Financial Results

•	Record Recurring Revenues of $131.8 Million, Up by 23%

•	Record Total Revenues of $155.3 Million, Up by 22%

Weston, FL, October 27, 2015 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the third quarter of 2015. For the quarter ended September 30, 2015, Ultimate reported recurring revenues of $131.8 million, a 23% increase, and total revenues of $155.3 million, a 22% increase, both compared with 2014’s third quarter. GAAP net income for the third quarter of 2015 was $5.9 million, or $0.20 per diluted share, as compared with GAAP net income of $19.7 million, or $0.67 per diluted share, for the third quarter of 2014. Included in GAAP net income for the three and nine months ended September 30, 2014 was a onetime $12.1 million tax credit for research and development activities for federal and state income tax purposes, covering years 1998-2013. There was no such credit for research and development activities for federal and state income tax purposes for the three and nine months ended September 30, 2015.

Non-GAAP net income for the third quarter of 2015, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $20.5 million, or $0.69 per diluted share. Non-GAAP net income for the third quarter of 2014, which excludes stock-based compensation expense, amortization of acquired intangible assets and an income tax benefit for research and development tax credits, was $14.8 million, or $0.50 per diluted share. See “Use of Non-GAAP Financial Information” below.

“We performed according to plan in this year’s third quarter for both our recurring revenues and total revenues, keeping us on target to achieve our 2015 objectives. Our operating margin came in above projections at 22%, and our customer retention rate for the rolling 12-month period continued on its consistent track above 96%,” said Scott Scherr, CEO, president, and founder of Ultimate. “We also received certification last month from the Affordable Care Act (ACA) Information Returns Program, allowing us to electronically file required ACA compliance documents with the Internal Revenue Service on behalf of our customers.

“We have a history of exceptional customer satisfaction, and we are pleased that this has been verified once again by independent research firms. In a Nucleus Research note called ‘Anatomy of a Decision: Ultimate Software UltiPro,’ analyst Brent Skinner reported that ‘all of Ultimate Software users with whom Nucleus has spoken say they would again buy from the vendor,’ and ‘most give the vendor an A- or higher for customer support.’ Earlier this month, G2 Crowd published its ‘Fall 2015 Rankings of the Best Recruiting Software, Based on User Reviews,’ and Ultimate was ranked #1 in customer satisfaction. Other recognition during the third quarter included Fortune magazine identifying Ultimate as one of the ‘100 Fastest-Growing Companies in the U.S.,’ the only HCM provider on the list, and Fortune also naming Ultimate to its 2015 list of the ‘100 Best Workplaces for Women.’”

Ultimate’s financial results teleconference will be held today, October 27, 2015, at 5:00 p.m. Eastern time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=173510. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 23% for the third quarter of 2015 compared with the same period in 2014. The increase was attributable to revenue growth from our cloud offering. Recurring revenues were 85% of total revenues for the third quarter of 2015 versus 84% for 2014's third quarter.

•	Ultimate’s total revenues for the third quarter of 2015 increased by 22%, as compared with those for the third quarter of 2014.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, exceeded 96% for its recurring revenue cloud customer base as of September 30, 2015.

•
Cash flows from operating activities for the third quarter of 2015 were $31.9 million, compared with $23.1 million for the same period in 2014. For the nine months ended September 30, 2015, Ultimate generated $75.5 million in cash from operations, compared with $64.1 million for the nine months ended September 30, 2014. The combination of cash, cash equivalents, and marketable securities was $140.4 million as of September 30, 2015, compared with $118.5 million as of December 31, 2014.

Stock Repurchases

During the nine months ended September 30, 2015, we used $31.1 million to acquire 187,469 shares of our $0.01 par value common stock ("Common Stock") under our previously announced stock repurchase plan ("Stock Repurchase Plan"), and we used $12.5 million to acquire 74,534 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 595,905 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the 2015 full year and preliminary financial guidance for the 2016 full year:

For the year 2015:

•	Recurring revenues to increase by approximately 23% over 2014,

•	Total revenues to increase by approximately 22% over 2014, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 20%.

For the year 2016, preliminary:

•	Recurring revenues to increase by approximately 25% over 2015,

•	Total revenues to increase by approximately 23% over 2015, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 21%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management (HCM) solutions, with more than 20 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and employs more than 2,700 professionals. In 2015, for the fourth consecutive year, Ultimate was ranked in the top 25 on FORTUNE’s list of the 100 Best Companies to Work For; recognized by FORTUNE as one of the 100 Fastest-Growing Companies; ranked #7 on Forbes magazine’s list of the 100 Most Innovative Growth Companies; named among the InformationWeek Elite 100, honoring innovation in business technology; and recognized as a “Leader” in Nucleus Research’s

HCM Technology Value Matrix. Ultimate has more than 3,000 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Pep Boys, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.
UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Recurring	$131,768	$107,362	$375,061	$306,888
Services	23,556	20,047	72,147	63,096
License	—	22	223	522
Total revenues	155,324	127,431	447,431	370,506
Cost of revenues:
Recurring	34,856	30,598	101,984	85,974
Services	25,027	21,528	72,966	64,639
License	—	5	49	88
Total cost of revenues	59,883	52,131	174,999	150,701
Gross profit	95,441	75,300	272,432	219,805
Operating expenses:
Sales and marketing	41,687	28,104	121,645	86,395
Research and development	23,027	21,419	68,331	61,572
General and administrative	19,120	12,172	53,460	34,475
Total operating expenses	83,834	61,695	243,436	182,442
Operating income	11,607	13,605	28,996	37,363
Other income (expense):
Interest and other expense	(118)	(104)	(368)	(276)
Other income, net	62	82	165	253
Total other expense, net	(56)	(22)	(203)	(23)
Income before income taxes	11,551	13,583	28,793	37,340
Provision for income taxes	(5,700)	6,073	(15,125)	(4,438)
Net income	$5,851	$19,656	$13,668	$32,902
Net income per share:
Basic	$0.20	$0.69	$0.48	$1.16
Diluted	$0.20	$0.67	$0.46	$1.12
Weighted average shares outstanding:
Basic	28,603	28,285	28,592	28,246
Diluted	29,715	29,306	29,651	29,302

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Stock-based compensation expense:
Cost of recurring revenues	$1,655	$1,402	$4,628	$4,024
Cost of services revenues	1,242	1,122	3,710	3,310
Sales and marketing	11,000	5,015	29,534	14,749
Research and development	1,489	1,198	4,579	3,646
General and administrative	6,523	2,613	17,312	7,637
Total non-cash stock-based compensation expense	$21,909	$11,350	$59,763	$33,366

Amortization of acquired intangibles:
General and administrative	$255	$286	$783	$861
Total amortization of acquired intangibles	$255	$286	$783	$861

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$122,138	$108,298
Investments in marketable securities	6,797	7,862
Accounts receivable, net	119,982	100,218
Prepaid expenses and other current assets	42,904	34,788
Deferred tax assets, net	1,050	965
Total current assets before funds held for clients	292,871	252,131
Funds held for clients	331,220	759,087
Total current assets	624,091	1,011,218
Property and equipment, net	111,459	86,595
Goodwill	24,637	25,696
Investments in marketable securities	11,443	2,294
Intangible assets, net	5,507	6,774
Other assets, net	27,374	20,611
Deferred tax assets, net	47,979	37,110
Total assets	$852,490	$1,190,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,924	$7,418
Accrued expenses	40,532	30,941
Deferred revenue	128,484	109,552
Capital lease obligations	4,224	3,655
Other borrowings	400	567
Total current liabilities before client fund obligations	180,564	152,133
Client fund obligations	331,220	759,087
Total current liabilities	511,784	911,220
Deferred revenue	2,847	153
Deferred rent	3,598	2,368
Capital lease obligations	3,528	3,359
Other borrowings	100	400
Deferred income tax liability	753	1,049
Total liabilities	522,610	918,549

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	330	327
Additional paid-in capital	455,649	376,609
Accumulated other comprehensive loss	(7,087)	(3,590)
Accumulated earnings	50,596	36,928
	499,488	410,274
Treasury stock, at cost	(169,608)	(138,525)
Total stockholders’ equity	329,880	271,749
Total liabilities and stockholders’ equity	$852,490	$1,190,298

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$13,668	$32,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,012	14,157
Provision for doubtful accounts	3,390	1,747
Non-cash stock-based compensation expense	59,763	33,366
Income taxes	14,692	3,968
Excess tax benefit from employee stock plan	(25,942)	(20,808)
Changes in operating assets and liabilities:
Accounts receivable	(23,154)	(4,215)
Prepaid expenses and other current assets	(8,116)	(5,355)
Other assets	(6,763)	(1,944)
Accounts payable	(494)	1,513
Accrued expenses and deferred rent	10,821	5,928
Deferred revenue	21,626	2,825
Net cash provided by operating activities	75,503	64,084
Cash flows from investing activities:
Purchases of marketable securities	(14,464)	(8,335)
Maturities of marketable securities	6,380	8,096
Net remittances (purchases) of client funds securities	427,867	(116,612)
Purchases of property and equipment	(33,538)	(31,255)
Net cash provided by (used in) investing activities	386,245	(148,106)
Cash flows from financing activities:
Repurchases of Common Stock	(31,083)	(19,981)
Net proceeds from issuances of Common Stock	3,646	4,629
Excess tax benefits from employee stock plan	25,942	20,808
Shares acquired to settle employee tax withholding liability	(12,496)	(12,181)
Principal payments on capital lease obligations	(3,629)	(2,996)
Repayments of other borrowings	(467)	(2,225)
Net (decrease) increase in client fund obligations	(427,867)	116,612
Net cash (used in) provided by financing activities	(445,954)	104,666
Effect of exchange rate changes on cash	(1,954)	(515)
Net increase in cash and cash equivalents	13,840	20,129
Cash and cash equivalents, beginning of period	108,298	79,794
Cash and cash equivalents, end of period	$122,138	$99,923

Supplemental disclosure of cash flow information:
Cash paid for interest	$285	$235
Cash paid for taxes	$540	$468

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$4,367	$4,936
Stock consideration adjustment recorded for acquisitions	$—	$(818)
Stock based compensation for capitalized software	$2,188	$1,107

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Non-GAAP operating income reconciliation:
Operating income	11,607	13,605	28,996	37,363
Operating income, as a % of total revenues	7.5%	10.7%	6.5%	10.1%
Add back:
Non-cash stock-based compensation expense	21,909	11,350	59,763	33,366
Non-cash amortization of acquired intangible assets	255	286	783	861
Non-GAAP operating income	$33,771	$25,241	$89,542	$71,590
Non-GAAP operating income, as a % of total revenues	21.7%	19.8%	20.0%	19.3%

Non-GAAP net income reconciliation:
Net income	$5,851	$19,656	$13,668	$32,902
Add back:
Non-cash stock-based compensation expense	21,909	11,350	59,763	33,366
Non-cash amortization of acquired intangible assets	255	286	783	861
Income tax effect of above two items	(7,488)	(4,456)	(20,091)	(13,176)
Research and development tax credits	—	(12,084)	—	(12,084)
Non-GAAP net income	$20,527	$14,752	54,123	$41,869

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.20	$0.67	$0.46	$1.12
Add back:
Non-cash stock-based compensation expense	0.74	0.38	2.02	1.14
Non-cash amortization of acquired intangible assets	0.01	0.01	0.03	0.03
Income tax effect of above two items	(0.26)	(0.15)	(0.68)	(0.45)
Research and development tax credits	—	(0.41)	—	(0.41)
Non-GAAP net income, per diluted share	$0.69	$0.50	$1.83	$1.43
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,603	28,285	28,592	28,246
Diluted	29,715	29,306	29,651	29,302
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2015, stock-based compensation expense was $21.9 million and $59.8 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2014, stock-based compensation expense was $11.4 million and $33.4 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and nine months ended September 30, 2015, the amortization of acquired intangible assets was $0.3 million and $0.8 million, respectively. For the three and nine months ended September 30, 2014 the amortization of acquired intangible assets was $0.3 million and $0.9 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development tax credits. In accordance with GAAP, net income for the three and nine months ended September 30 ,2014, includes an income tax benefit for research and development tax credits for federal and state income tax purposes related to the tax years from 1998 through 2013 for $12.1 million. There was no research and development tax credit for the three and nine months ended September 30, 2015. Research and development tax credits are excluded from Ultimate’s non-GAAP financial measures at this time because they are a tax benefit that relates to prior periods and that Ultimate does not consider part of ongoing operations when assessing its financial performance.